Exhibit 99.1

Blueprint Medicines Strengthens Leadership with Appointment of Fouad Namouni, M.D., as President, Research & Development

-- Newly created role to oversee R&D organization and advance precision medicine portfolio vision --

CAMBRIDGE, Mass., Sept. 1, 2020 /PRNewswire/ -- Blueprint Medicines Corporation (NASDAQ: BPMC), a precision therapy company focused on genomically defined cancers, rare diseases and cancer immunotherapy, today announced the appointment of Fouad Namouni, M.D., as President, Research & Development, effective September 1, 2020.

In his new role, Dr. Namouni will lead a joint research and development organization, overseeing all phases of product development from discovery through global registration under a unified portfolio vision, and join the executive management team. Marion Dorsch, Ph.D., Chief Scientific Officer, and Andy Boral, M.D., Ph.D., Chief Medical Officer, will continue to lead the research and clinical development functions, respectively, within the research and development organization.

“We are excited to welcome Fouad, a seasoned drug developer and portfolio strategist, to broaden our ambitious R&D vision, as we complete the evolution of Blueprint Medicines into a fully-integrated, multi-product, global biopharmaceutical company this year,” said Jeff Albers, Chief Executive Officer of Blueprint Medicines. “Under his leadership, we will expand development of our lead programs for avapritinib and pralsetinib to maximize their value for patients, build on core R&D capabilities to accelerate our preclinical pipeline, and prioritize new targets and technologies to solidify our leadership in the field of precision medicine.”

“I’m pleased to join Blueprint Medicines’ talented and accomplished R&D team, which has advanced two lead programs to the precipice of global regulatory approvals, with FDA breakthrough therapy designations across four indications, in just five years since entering the clinic,” said Fouad Namouni, M.D., President, Research & Development. “Combined with a highly compelling preclinical pipeline that has the potential to replicate this success, and a culture defined by scientific innovation and an urgency to impact patient need, Blueprint Medicines is uniquely poised to build an industry-leading portfolio of transformative precision therapies.”

Dr. Namouni brings more than 20 years of oncology and cancer immunotherapy drug development expertise, as well as clinical experience as a pediatric oncologist. Prior to joining Blueprint Medicines, Dr. Namouni served in leadership roles at Bristol-Myers Squibb (BMS) since 1999, including as the global development lead for the company’s practice-changing cancer immunotherapy franchise. Most recently, Dr. Namouni served as Senior Vice President and Head of Oncology Development from August 2016 to April 2020, with responsibility for driving product development plans from early-stage clinical development through commercialization across a portfolio of nearly 30 drug candidates. Previously, he served as Head of Global Medical Affairs overseeing 1,700 employees worldwide from September 2015 to September 2017, and he served as Head of Development at BMS for Opdivo® (nivolumab) and Yervoy® (ipilimumab), immunotherapy medications used in the treatment of cancer, from January 2011 to September 2015. Prior to that, he held roles of increasing responsibility within BMS. Dr. Namouni has served as a member of the board of directors of Aprea Therapeutics Inc. since June 2020. Dr. Namouni holds an M.D. from the University of Annaba Medical School in Algeria, and a Pediatrics degree from Université Rene Descartes in Paris, France. In addition, he received a Pediatric Oncology and Hematology degree and an M.S. in clinical and experimental pharmacology from Université Paris-Sud in France.

About Blueprint Medicines

Blueprint Medicines is a precision therapy company striving to improve human health. With a focus on genomically defined cancers, rare diseases and cancer immunotherapy, we are developing transformational medicines rooted in our leading expertise in protein kinases, which are proven drivers of disease. Our uniquely targeted, scalable approach empowers the rapid design and development of new treatments and increases the likelihood of clinical success. We have one FDA-approved precision therapy and are currently advancing multiple investigational medicines in clinical development, along with a number of research programs. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding expectations related to Blueprint Medicines’ ability to build an industry-leading portfolio of precision medicines, including its ability to expand development for AYVAKITTM (avapritinib); expectations regarding Blueprint Medicines’ ability to build on core research and development activities and accelerate its research pipeline; the potential benefits of Blueprint Medicines’ current and future approved drugs or drug candidates in treating patients; and Blueprint Medicines’ strategy, goals and anticipated milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plans in establishing a commercial infrastructure, and successfully launching, marketing and selling current or future approved products, including AYVAKIT; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT or obtain marketing approval for AYVAKIT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for its current and future drug candidates; and the success of Blueprint Medicines’ current and future collaborations, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Opdivo® and Yervoy® are registered trademarks of Bristol-Myers Squibb Company. All other trademarks and trade names in this press release are the property of Blueprint Medicines Corporation.

Investor and media contact

Jim Baker

617-844-8236

media@blueprintmedicines.com

Investor contact

Kristin Hodous

617-714-6674

ir@blueprintmedicines.com